                              WAIVER AND AMENDMENT



          Reference is made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 (the "Loan Agreement") among Station Casinos, Inc. ("Parent), Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation, Bank of America, N.T. & S.A., as Managing Agent, and the Banks party thereto. Capitalized terms used herein are used with the same meanings as set forth in the Loan Agreement.

                                    RECITALS

          A. Parent proposes to finance the construction of a new Sunset Station Hotel & Casino ("Project") to be constructed by its wholly-owned Unrestricted New Venture Entity, Sunset Station, Inc. ("Sunset"), in Henderson, Nevada through a series of transactions summarized as follows:

                   (i) Parent will lease certain equipment (the "Leased Equipment") valued at up to $40,000,000 pursuant to an operating lease (the "Equipment Lease") intended for security from a syndicate of financial institutions (the "Lessors"). Parent will, in turn, sublease the Leased Equipment to Sunset on substantially the same terms (the "Equipment Sublease") as those contained in the Equipment Lease. Parent's interests in the Leased Equipment and in its rights under the Equipment Sublease will be pledged to the Lessors to support its obligations under the Equipment Lease. The Equipment Lease does not constitute Indebtedness under the Loan Agreement.

                  (ii) Sunset will borrow up to $110,000,000 of construction financing (the "Construction Loan") from a syndicate of financial institutions (the "Lenders") to construct the Project. The Construction Loan will be secured by a first priority security interest in all of Sunset's real and personal property, including the Project. In addition, Parent will pledge to the Lenders all of the capital stock of Sunset.

                 (iii) In connection with the Construction Loan, Parent will provide a completion guaranty (the "Completion Guaranty") with respect to the Project whereby any funds necessary to complete the Project as planned will be provided by Parent and, if there is a delay in the projected opening date, a daily cash contribution covering Project expenses will be required. In addition, Parent has committed to provide to Sunset up to $25,000,000 of supplemental subordinated loans ("Supplemental Loans") as and when requested by Sunset provided that at the time of such request the investment limits of Section 9.15 of the Loan Agreement would not be exceeded by making such loans.

                  (iv) The real property underlying the Project is comprised of a fee simple parcel and a leasehold parcel under a Ground Lease, both of which were originally acquired by Parent. As part of these transactions, the fee simple parcel will be contributed to the capital of Sunset and the Ground Lease will be assigned to Sunset, with Parent remaining obligated on the Ground Lease.

                   (v)   The term "Parent Funded Debt Ratio" as defined in
          Section 1.1 of the Loan Agreement provides that components of such ratio (essentially, EBITDA and Funded Debt) "shall be calculated for Parent on a consolidated basis EXCEPT that such calculations shall exclude any amounts or items attributable to Unrestricted New Venture Entities" such as Sunset. Parent believes that it is proper and consistent with the intent of that definition that, if EBITDA of Sunset is not to be consolidated with the EBITDA of Parent and its other Subsidiaries, the actual rental payments made by Sunset to Parent under the Sublease should be included in the EBITDA of Parent.

                  (vi) The "deconsolidating" approach taken by the Loan Agreement with respect to the Parent Funded Debt Ratio described above was overlooked with respect to the other financial covenant applicable to Parent in the Loan Agreement, Section 9.11 which provides for a minimum Parent Tangible Net Worth.

          B. The foregoing contemplated financing transactions raise various issues under the Loan Agreement, including the following:

                   (i) The Sublease of the Leased Equipment, the contribution of the fee simple parcel and the assignment of the Ground Lease to Sunset may constitute a "Disposition" by Parent within the meaning of
          Section 9.2 of the Loan Agreement, for which no exception applies;

                  (ii) The Lease may constitute a "Lien" on the Leased Equipment within the meaning of Section 9.8 of the Loan Agreement, for which no exception applies;

                 (iii) The Completion Guaranty, while intended to be permitted by Section 9.9(e) of the Loan Agreement, is not technically covered by the language of that Section under the current form of the Project financing transactions;

                  (iv) The transactions between Parent and Sunset (including the Completion Guaranty and Supplemental Loans) may be transactions between Affiliates subject to Section 9.10 of the Loan Agreement, for which no exception applies;

                   (v) Inclusion of the rent paid by Sunset to Parent under the Sublease as part of EBITDA of Parent for purposes of the Parent Funded Debt Ratio may not be permitted under a strict reading of the definition of that term; and

                  (vi) Consistency in treatment of the two financial covenants in the Loan Agreement applicable to Parent necessitates an amendment to the definition of "Parent Tangible Net Worth."

          C. On a unrelated subject, Parent has requested that permitted Capital Expenditures for the Kansas City Project be increased by $35,000,000, with the permitted Capital Expenditures for the St. Charles Expansion Project being reduced by $10,000,000 and for the Texas Expansion Project by $25,000,000.



                                     ACTION


          The Required Banks, acting pursuant to Section 14.2 of the Loan Agreement, hereby take the action described in Paragraphs 1 and 2 below and, together with the Borrowers and Parent, take the action described in Paragraphs 3 and 4 below:

          1. WAIVE any non-compliance with Sections 9.2, 9.8, 9.9(e), 9.10 and any other Section of the Loan Agreement that may otherwise apply with respect to the financing transactions for the Project described in the Recitals hereto.

          2. APPROVE the interpretation of the proviso to the definition of "Parent Funded Debt Ratio" that requires the EBITDA of Sunset to be excluded from the consolidated EBITDA of Parent and its Subsidiaries but permits the actual rental payments made by Sunset to Parent under the Sublease to be included in the EBITDA of Parent.

          3.   AMEND the definition of "Parent Tangible Net Worth" contained in
Section 1.1 of the Loan Agreement by adding at the end thereof the following:

               "; PROVIDED that Parent Tangible Net Worth shall be calculated on a consolidated basis EXCEPT that such calculations shall exclude the effect thereon of the results of operations of all Unrestricted New Venture Entities."

          4.   AMEND Section 6.12 of the Loan Agreement by:

               (a) striking the figures "$245,000,000" in clause (b)(i) thereof and substituting therefor the figures "$280,000,000";

               (b) striking the figures "$165,000,000" in clause (b)(ii) thereof and substituting therefor the figures "$155,000,000"; and

               (c) striking the figures "$37,000,000" in clause (b)(iv) thereof and substituting therefor the figures "$12,000,000".

          5. STIPULATE that the foregoing Waiver in Paragraph 1 hereof is limited to the specific transactions described above in the Recitals and shall not be construed to extend to any other or further transactions.

Dated: September 11, 1996


BANK OF AMERICA NATIONAL TRUST         SOCIETE GENERALE
AND SAVINGS ASSOCIATION, as
Managing Agent and a Bank

                                       By /s/ Donald Schubert
                                          --------------------------

By /s/ Scott Faber
---------------------------

BANK OF SCOTLAND                       WELLS FARGO BANK, N.A.

                                       By /s/ Kathleen Stone
By /s/ Catherine Oniffrey              ---------------------------
   ---------------------------


CIBC, INC.                              BANK OF AMERICA NEVADA

By /s/ Dean Decker
   ---------------------------          By /s/ Herb Steege
                                        ---------------------------

THE FIRST NATIONAL BANK OF              THE SUMITOMO BANK, LIMITED
BOSTON

By /s/ Reginald Dawes                   By
   -----------------------                 -----------------------


ABN AMRO BANK, N.V.,                    NBD BANK
SAN FRANCISCO BRANCH

   /s/ Joseph Vitale                    By /s/ Jim Junker
By /s/ Jeffrey French                      -----------------------
   -----------------------


THE NIPPON CREDIT BANK, LTD.,           THE LONG-TERM CREDIT BANK OF
LOS ANGELES AGENCY                      JAPAN, LTD., LOS ANGELES AGENCY


By /s/ Jay Schwartz                     By
   -----------------------                 -----------------------


FIRST SECURITY BANK OF UTAH, N.A.       PNC BANK, NATIONAL ASSOCIATION,
                                        SUCCESSOR BY MERGER TO
                                        MIDLANTIC BANK, N. A.
By
   -----------------------
                                        By /s/ Denise D. Killen
                                           -----------------------
                                           Denise D. Killen
                                           Vice President


IMPERIAL BANK                           BANK OF HAWAII


By /s/                                  By /s/ Joseph Donalson
   -----------------------                 -----------------------

GIROCREDIT BANK AG DER                  CREDITANSTALT-BANKVEREIN, NEW
SPARKASSEN, GRAND CAYMAN                YORK BRANCH
ISLAND BRANCH

   /s/ John Redding                     By /s/
By /s/ Richard Stone                       --------------------------
   --------------------------


CREDIT LYONNAIS LOS ANGELES             CREDIT LYONNAIS CAYMAN ISLAND
BRANCH                                  BRANCH


By /s/ Robert Ivosevich                 By /s/ Robert Ivosevich
   --------------------------              --------------------------


PALACE STATION HOTEL & CASINO,          BOULDER STATION, INC.
INC.


By: /s/ Glenn C. Christensen            By: /s/ Glenn C. Christensen
   --------------------------              --------------------------


TEXAS STATION, INC.                     ST. CHARLES RIVERFRONT STATION,
                                        INC.

By: /s/ Glenn C. Christensen
   --------------------------           By: /s/ Glenn C. Christensen
                                           --------------------------

KANSAS CITY STATION                     STATION CASINOS, INC.
CORPORATION

                                        By: /s/ Glenn C. Christensen
By: /s/ Glenn C. Christensen               --------------------------
   --------------------------